Exhibit 99.1

Byline Bancorp, Inc. to Announce Third Quarter 2017 Financial Results on Thursday, October 26

Conference call and webcast to be held on Friday, October 27

CHICAGO, Ill.--(BUSINESS WIRE)--October 16, 2017--Byline Bancorp, Inc. (NYSE: BY) announced today it will issue its third quarter 2017 financial results after market close on Thursday, October 26, 2017.

Byline Bancorp, Inc. will also host a conference call and webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on Friday, October 27, 2017 to discuss its financial results. Analysts and investors may participate in the question-and-answer session.

Conference Call, Replay and Webcast Information:

Date: Friday, October 27, 2017

Time: 9:00 a.m. Central Time

Telephone Access: (888) 317-6016

Telephone Replay (available through November 10, 2017): (877) 344-7529; passcode: 10113038

Webcast Access: A live webcast will be available on the Events & Presentations page in the Investor Relations section of Byline Bancorp, Inc.’s website. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the holding company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank had $3.3 billion in assets at June 30, 2017, and operates more than 50 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top 10 Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements reflect various assumptions and involve elements of subjective judgement and analysis which may or may not prove to be correct and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication. No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

CONTACT:
Media
Byline Bank
Erin O’Neill, 773-475-2901
Director of Marketing
eoneill@bylinebank.com
or
Investors
Financial Profiles, Inc.
Allyson Pooley, 310-622-8230
IRBY@bylinebank.com